Exhibit 99.1

Berkshire Hills Reports 43 Cents Third Quarter Core EPS,

Loan Growth, and Core Expense Reduction;

Dividend Declared

Pittsfield, MA — October 28, 2013 — Berkshire Hills Bancorp, Inc. (NYSE: BHLB) reported that, for the first nine months of the year, core income increased by 18% to $36.7 million from $31.0 million due to the benefit of organic and acquisition growth initiatives.  Nine month core earnings per share increased by 3% to $1.47 from $1.43.  The benefit of business expansion has more than offset pricing pressures in the low interest rate environment.

Third quarter core earnings totaled $10.7 million in 2013 compared to $11.4 million in 2012.  The widely publicized reduction in residential mortgage refinancing demand led to a $0.10 per share after-tax reduction in mortgage banking fees.  As a result, third quarter core earnings per share decreased to $0.43 in 2013, compared to $0.52 in the third quarter of 2012.   Results in the most recent quarter included 16% annualized loan growth and a 4% reduction in core non-interest expense, compared to the linked quarter, reflecting Berkshire’s recent initiatives in response to the mortgage changes.

Nine month GAAP net income increased to $30.6 million in 2013 from $23.9 million in 2012.   These amounts include net non-core charges primarily related to mergers, systems integration, and restructuring expenses.  They also include a third quarter 2013 net non-core credit adjustment posted as an out-of-period correction to recognize prior period interest income on loans acquired in bank acquisitions, net of related taxes and a variable compensation adjustment.  Nine month GAAP net income increased to $1.22 per share in 2013 from $1.10 in 2012.  Third quarter GAAP net income was $8.1 million and $10.0 million in 2013 and 2012, while third quarter GAAP earnings per share were $0.33 and $0.46 per share, respectively.   Non-core charges in the most recent quarter were primarily due to restructuring charges intended to reduce ongoing operating expenses and improve future profitability.

THIRD QUARTER FINANCIAL HIGHLIGHTS

•                  16% annualized increase in commercial business loans and in total loans

•                  8% annualized increase in total commercial loans

•                  7% annualized increase in total deposits

•                  16% annualized increase in demand deposits

•                  3.93% net interest margin

BHLB – Berkshire Hills Bancorp	www.berkshirebank.com

•                  4% decrease in core non-interest expense compared to prior quarter

•                  0.58% non-performing assets/total assets

•                  0.32% net loan charge-offs/average loans

CEO Michael Daly stated, “We had a good quarter and our business expansion initiatives have driven year-to-date earnings growth despite the headwinds resulting from the interest rate environment.  At the beginning of the third quarter, we took action to further consolidate the benefits from our expansion.  We renewed loan growth while trimming core expenses, achieving near-term core earnings and profitability targets.”

Mr. Daly continued, “We expect to accomplish our long term objectives through market share growth in our New England and New York footprint. We’ve attracted a strong team and assembled the infrastructure to enable us to be the preferred provider of financial solutions.  Recently, George Bacigalupo was promoted to the position of EVP — Commercial Banking.  George is an accomplished regional commercial banking executive serving middle market businesses.  Our commercial market managers produced strong loan growth in the quarter and business development prospects remain encouraging for the months ahead.”

Mr. Daly concluded, “We are restructuring targeted operations to drive additional efficiencies arising from expansion and infrastructure investment.  Non-core restructuring charges were recorded during the quarter, enabling us to lower ongoing operating expenses as demonstrated by our third quarter results.  In addition, there has been good progress towards completing the purchase of 20 New York branches from Bank of America in January.  We are targeting overall positive operating leverage in 2014 based on revenue growth and efficiency goals.”

DIVIDEND DECLARED

The Board of Directors voted to declare a cash dividend of $0.18 per share to shareholders of record at the close of business on November 14, 2013, payable on November 27, 2013. This dividend equates to a 2.7% annualized yield based on the $26.21 average closing price of Berkshire’s common stock during the third quarter of 2013.

NOTE ON ACCOUNTING CORRECTION

During the most recent quarter, the Company recorded a correction to recognize $2.2 million of prior period revenue that was primarily related to interest income earned on loans acquired in bank acquisitions, together with an income tax adjustment.  This included $0.9 million in additional revenue for the first half of 2013, with the remainder representing revenue which was not previously recorded in 2011 and 2012.  After evaluating the quantitative and qualitative aspects of these adjustments, the Company concluded that prior period statements were not materially misstated, and therefore no restatement was required and no revision was necessary in the disclosure of the level and trend of earnings. The Company classified this revenue as non-core in its determination of core earnings.

FINANCIAL CONDITION

Berkshire increased its earning assets by $227 million (5%) in the most recent quarter including growth of $153 million (16% annualized) in total loans, with growth registered in most major loan categories.  Loan growth was funded in part with a $67 million increase (7% annualized) in deposits, and Berkshire made progress towards its goal of completing the purchase of more than $600 million in deposits from Bank of America in January.   Measures of asset quality, liquidity, and capital remained within targets and the Company continued to maintain an asset sensitive interest rate risk profile.  Tangible book value per share increased to $16.08 and total book value per share grew to $26.98.

Earning asset growth included the benefit of ongoing business development as well as targeted asset purchases, primarily consisting of medium duration government agency mortgage backed securities.  Run-off of commercial real estate related loans decreased and total commercial mortgage loans increased at a 4% annualized rate.  Commercial business loans continued to grow strongly, increasing at a 16% annualized rate for the quarter and 15% year-to-date.  As a result, total loan growth turned positive for the year-to-date.  A significant portion of residential mortgage production was retained in the portfolio, benefiting from promotion of 10/1 adjustable rate mortgages as an alternative to higher cost 30 year fixed rate mortgages.  Consumer loans advanced at a 21% annualized rate in the quarter, mostly due to higher originations of prime indirect automobile loans by Berkshire’s Syracuse based consumer lending team.  Based on quarter-end lending pipelines, the Company expects to produce further net loan growth during the remainder of the year.

Asset quality metrics remained favorable in the most recent quarter.  Quarterly annualized net loan charge-offs measured 0.32% of average loans.  Quarter-end non-performing assets were 0.58% of total assets, compared to 0.52% at the start of the year.  Accruing delinquent loans were 0.71% of total loans after nine months, compared to 1.11% at the start of the year.  The loan loss allowance measured 0.83% of total loans at both of the above dates.

The 7% annualized third quarter increase in total deposits included 16% annualized growth in demand deposits and 19% annualized growth in money market balances.  Due to short term promotions, the cost of deposits increased slightly to 0.55% from 0.52% in the prior quarter.  Deposit growth included a $49 million increase in commercial deposits, including the benefit of ongoing commercial relationship expansion.  Total borrowings increased by $149 million as short term funds were used to support earning asset growth pending the completion of the deposit acquisition.   The loan/deposit ratio measured 104% at quarter-end.  Berkshire improved the utilization of its capital to support higher earning assets, with the result that the ratio of tangible equity/assets stood at 7.7% at quarter-end, compared to 8.1% at the start of the quarter.   The ratio of total equity/assets stood at 12.4% and 12.9% at these dates, respectively.

RESULTS OF OPERATIONS

Berkshire posted year-over-year growth in net revenue totaling 17% in the third quarter and 24% for the first nine months of the year due primarily to its organic and acquisition growth strategies.  Most categories of income and expense increased year-over-year including the impact of acquisitions.  Core earnings increased by 18% for the first nine months with the benefit of overall business expansion.  Berkshire achieved these results while bearing the costs of maintaining its asset sensitive interest rate risk profile, absorbing charges related to its branch and team expansion, and investing in technology and other infrastructure.  GAAP earnings include the impact of net non-core charges related to mergers, systems conversion, restructuring, and securities gains.  The reconciliation of net income and core income, together with related financial measures, is shown on tables F-9 and F-10 of the financial tables.  The core return on assets measured 0.81% in the most recent quarter while the GAAP return on assets measured 0.61% after the non-core items.  The core return on tangible equity measured 11.2% during the quarter, while the GAAP return on equity measured 4.7%.

Compared to the linked quarter, Berkshire’s third quarter net revenue increased by 2%.    Core net revenue decreased by 1% due to lower mortgage banking fee revenue.  Net interest income increased by 12% while non-interest income declined by 22%, including a decrease in realized equity securities gains.

Average earning assets increased by 2% in the most recent quarter.  Most of the growth came later in the quarter, resulting in a 5% increase in period-end balances.  In addition to earning asset growth, net interest income benefited from an improvement in the net interest margin to 3.93%.  Net interest income during the quarter included $8.5 million in purchased loan accounting accretion, including $4.8 million related to recoveries on acquired impaired loans and $2.2 million related to the out-of-period accounting adjustment.  Excluding purchased loan accounting accretion, the net interest margin measured 3.21% during the quarter, compared to 3.34% in the prior quarter due to the ongoing impact of the low interest rate environment on earning asset yields and changes in the asset mix.

Non-interest income decreased to $12.1 million in the third quarter of 2013, compared to $15.6 million in the linked quarter.  This included a $1.7 million decrease in mortgage banking fees and a $1.3 million decrease in other loan fees relating primarily to loan sales in the earlier quarter.  The decrease in mortgage banking revenue resulted from lower refinancing demand, tighter margins on secondary market activity, and higher retention of adjustable rate mortgages in the mortgage portfolio.

The third quarter provision for loan losses increased to $3.2 million in 2013 from $2.7 million in the linked quarter and from $2.5 million in the third quarter of 2012.  Net loan charge-offs totaled $3.2 million, $2.7 million, and $2.3 million for these periods, respectively.  There were no significant changes in the Company’s charge-off metrics, which remain low compared to long term industry standards.  Following the loan loss provision, the loan loss allowance remained unchanged at $33.2 million during the most recent quarter and for the first nine months of the year.

Third quarter core non-interest expense decreased by $1.4 million (4%) compared to the linked quarter due to cost saving initiatives that were undertaken in the third quarter.  Most major categories of expense declined.  Full time equivalent staff decreased by 7% to 948 from 1,014 during the quarter.   Compensation expense did not fully reflect the declining run rate during the quarter, and this was offset by higher variable compensation related to increased business production and the increased prior period revenue recognition.

Total GAAP non-interest expense increased to $42.8 million from $37.9 million in the linked quarter due to $6.5 million of non-recurring charges in the most recent quarter, including $1.0 million related to the upcoming acquisition of Bank of America branches, $2.4 million in severance costs, and $2.8 million related to facilities restructuring costs.  The latter charge related to nine properties that are being closed or consolidated.  Two branches are being consolidated in the fourth quarter, and for the year, Berkshire will have consolidated five branch offices (7% of the total) to achieve greater efficiency following its acquisitions.  The Company continues to evaluate restructuring opportunities in order to improve efficiency.  The efficiency ratio improved to 61.0% in the most recent quarter.  The effective income tax rate was 32.6% in the most recent quarter, which was generally in line with the Company’s expectations.

CONFERENCE CALL

Berkshire will conduct a conference call/webcast at 10:00 a.m. eastern time on Tuesday, October 29, 2013 to discuss the results for the quarter and provide guidance about expected future results.  Participants should dial-in to the call a few minutes before it begins.  Information about the conference call follows:

Dial-in:	888-317-6003
Elite Entry Number:	8416293
Webcast:	berkshirebank.com (investor relations link)

A telephone replay of the call will be available through Wednesday, November 6, 2013 by calling 877-344-7529 and entering conference number: 10034938.  The webcast and a podcast will be available at Berkshire’s website above for an extended period.  A PDF version of this release is available at Berkshire’s Investor Relations web site.

BACKGROUND

Berkshire Hills Bancorp is the parent of Berkshire Bank — America’s Most Exciting Bank®. The Company has approximately $5.5 billion in assets and 74 full service branch offices in Massachusetts, New York, Connecticut, and Vermont providing personal and business banking, insurance, and wealth management services.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  There are several factors that could cause actual results to differ significantly from expectations described in the forward-looking statements. For a discussion of such factors, please see Berkshire’s most recent reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission and available on the SEC’s website at www.sec.gov.  Berkshire does not undertake any obligation to update forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition.  They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends, including components for core revenue and expense.  These measures exclude amounts which the Company views as unrelated to its normalized operations, including merger costs, restructuring costs, and systems conversion costs.  Similarly, the efficiency ratio is also adjusted for these non-core items and for tax preference items.  The Company also adjusts certain equity related measures to exclude intangible assets due to the importance of these measures to the investment community.  Non-GAAP expense adjustments are primarily related to charges related to merger and acquisition activity.  These charges consist primarily of severance/benefit related expenses, contract termination costs, and professional fees.  There are additionally non-GAAP adjustments related to non-recurring securities gains, discontinued operations, the disposition of excess properties, and core systems conversion costs.  In the most recent period, non-core restructuring charges are related to severance costs as a result of management and staffing changes, along with facilities costs related to excess facilities where the bank is exiting its occupancy and investment.  As discussed previously, non-core items recorded in the third quarter of 2013 also included the after-tax impact of the out-of-period accounting adjustment, along with an adjustment of variable compensation based on the additional revenue recognition.

# # #

CONTACTS

Investor Relations Contact

Allison O’Rourke; Vice President - Investor Relations; 413-236-3149

Media Contact

Ray Smith, Assistant Vice President — Marketing; 413-236-3756

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED BALANCE SHEETS - UNAUDITED - (F-1)

	September 30,	June 30,	December 31,
(In thousands)	2013	2013	2012
Assets
Cash and due from banks	$61,149	$56,623	$63,382
Short-term investments	15,710	23,482	34,862
Total cash and short-term investments	76,859	80,105	98,244

Trading security	15,330	15,566	16,893
Securities available for sale, at fair value	684,716	568,268	466,169
Securities held to maturity, at amortized cost	46,925	49,604	51,024
Federal Home Loan Bank stock and other restricted securities	42,342	37,667	39,785
Total securities	789,313	671,105	573,871

Loans held for sale	27,064	64,101	85,368

Residential mortgages	1,313,609	1,232,488	1,324,251
Commercial mortgages	1,366,104	1,352,913	1,413,544
Commercial business loans	668,983	643,924	600,126
Consumer loans	675,147	641,350	650,733
Total loans	4,023,843	3,870,675	3,988,654
Less: Allowance for loan losses	(33,248)	(33,248)	(33,208)
Net loans	3,990,595	3,837,427	3,955,446

Premises and equipment, net	83,136	88,644	86,461
Other real estate owned	3,561	2,713	1,929
Goodwill	256,871	256,118	255,199
Other intangible assets	15,030	16,337	19,059
Cash surrender value of bank-owned life insurance	100,299	89,592	88,198
Deferred tax asset	61,617	60,410	57,729
Other assets	45,911	57,579	75,305
Total assets	$5,450,256	$5,224,131	$5,296,809

Liabilities and stockholders’ equity
Demand deposits	$669,878	$644,059	$673,921
NOW deposits	352,762	356,695	379,880
Money market deposits	1,357,201	1,295,771	1,439,632
Savings deposits	438,135	444,586	436,387
Total non-maturity deposits	2,817,976	2,741,111	2,929,820
Time deposits	1,064,049	1,074,112	1,170,589
Total deposits	3,882,025	3,815,223	4,100,409

Senior borrowings	740,022	590,826	358,471
Subordinated notes	89,663	89,647	89,617
Total borrowings	829,685	680,473	448,088

Other liabilities	65,351	55,465	81,047
Total liabilities	4,777,061	4,551,161	4,629,544

Total stockholders’ equity	673,195	672,970	667,265

Total liabilities and stockholders’ equity	$5,450,256	$5,224,131	$5,296,809

(1) Certain reclassifications have been made to prior year balances to conform to the current year presentation.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED - (F-2)

LOAN ANALYSIS

				Annualized growth %
(Dollars in millions)	Sept. 30, 2013 Balance	June 30, 2013 Balance	Dec. 31, 2012 Balance	Quarter ended September 30, 2013	Year to date

Total residential mortgages	$1,314	$1,233	$1,324	26%	(1)%

Commercial mortgages:
Construction	105	128	168	(74)	(50)
Single and multi-family	132	129	124	9	8
Commercial real estate	1,129	1,096	1,122	12	1
Total commercial mortgages	1,366	1,353	1,414	4	(4)

Total commercial business loans	669	644	600	16	15

Total commercial loans	2,035	1,997	2,014	8	1

Consumer loans:
Home equity	304	310	325	(9)	(9)
Other	371	331	326	48	18
Total consumer loans	675	641	651	21	5
Total loans	$4,024	$3,871	$3,989	16%	1%

DEPOSIT ANALYSIS

				Annualized growth %
(Dollars in millions)	Sept. 30, 2013 Balance	June 30, 2013 Balance	Dec. 31, 2012 Balance	Quarter ended September 30, 2013	Year to date
Demand	$670	$644	$674	16%	(1)%
NOW	353	357	380	(4)	(9)
Money market	1,357	1,296	1,440	19	(8)
Savings	438	444	436	(5)	1
Total non-maturity deposits	2,818	2,741	2,930	11	(5)

Total time deposits	1,064	1,074	1,170	(4)	(12)
Total deposits	$3,882	$3,815	$4,100	7%	(7)%

(1)  Quarterly data may not sum to annualized data due to rounding.

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-3)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2013	2012	2013	2012
Interest and dividend income
Loans	$50,025	$39,497	$142,549	$113,335
Securities and other	4,479	3,626	12,533	11,116
Total interest and dividend income	54,504	43,123	155,082	124,451
Interest expense
Deposits	5,278	5,628	15,693	16,612
Borrowings and subordinated debentures	3,357	2,270	10,479	6,416
Total interest expense	8,635	7,898	26,172	23,028
Net interest income	45,869	35,225	128,910	101,423
Non-interest income
Loan related fees	1,308	1,340	6,669	3,990
Mortgage banking fees	444	4,306	4,790	6,553
Deposit related fees	4,559	3,775	13,623	11,238
Insurance commissions and fees	2,473	2,742	7,877	8,256
Wealth management fees	2,137	1,774	6,471	5,431
Total fee income	10,921	13,937	39,430	35,468
Other	832	375	1,722	885
Gain on sale of securities, net	361	—	1,366	7
Non-recurring gain	—	1	—	43
Total non-interest income	12,114	14,313	42,518	36,403
Total net revenue	57,983	49,538	171,428	137,826
Provision for loan losses	3,178	2,500	8,278	6,750
Non-interest expense
Compensation and benefits	18,506	15,992	54,398	45,219
Occupancy and equipment	5,614	4,599	17,119	13,484
Technology and communications	3,304	2,302	9,775	6,518
Marketing and promotion	590	419	1,831	1,548
Professional services	1,757	1,327	5,011	4,185
FDIC premiums and assessments	856	907	2,574	2,458
Other real estate owned and foreclosures	138	42	445	215
Amortization of intangible assets	1,307	1,314	4,029	3,982
Non-recurring and merger related expenses	6,516	2,214	12,355	10,522
Other	4,196	3,046	12,665	8,409
Total non-interest expense	42,784	32,162	120,202	96,540

Income from continuing operations before income taxes	12,021	14,876	42,948	34,536
Income tax expense	3,917	4,847	12,342	10,040
Net income from continuing operations	8,104	10,029	30,606	24,496
Loss from discontinued operations before income taxes (including gain on disposals of $63)	—	—	—	(261)
Income tax expense	—	—	—	376
Net loss from discontinued operations	—	—	—	(637)
Net income	$8,104	$10,029	$30,606	$23,859

Basic earnings per share:
Continuing operations	$0.33	$0.46	$1.23	$1.14
Discontinued operations	—	—	—	(0.03)
Total basic earnings per share	$0.33	$0.46	$1.23	$1.11

Diluted earnings per share:
Continuing operations	$0.33	$0.46	$1.22	$1.13
Discontinued operations	—	—	—	(0.03)
Total diluted earnings per share	$0.33	$0.46	$1.22	$1.10

Weighted average shares outstanding:
Basic	24,748	21,921	24,835	21,541
Diluted	24,873	22,031	25,001	21,635

BERKSHIRE HILLS BANCORP, INC.

CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED - (F-4)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In thousands, except per share data)	2013	2013	2013	2012	2012
Interest and dividend income
Loans	$50,025	$45,443	$47,081	$47,601	$39,497
Securities and other	4,479	4,254	3,800	3,887	3,626
Total interest and dividend income	54,504	49,697	50,881	51,488	43,123
Interest expense
Deposits	5,278	5,052	5,363	5,870	5,628
Borrowings and subordinated debentures	3,357	3,541	3,581	3,653	2,270
Total interest expense	8,635	8,593	8,944	9,523	7,898
Net interest income	45,869	41,104	41,937	41,965	35,225
Non-interest income
Loan related fees	1,308	2,644	2,717	1,162	1,340
Mortgage banking fees	444	2,129	2,217	5,850	4,306
Deposit related fees	4,559	4,805	4,259	4,355	3,775
Insurance commissions and fees	2,473	2,407	2,997	2,565	2,742
Wealth management fees	2,137	2,070	2,264	1,865	1,774
Total fee income	10,921	14,055	14,454	15,797	13,937
Other	832	546	344	421	375
Gain on sale of securities, net	361	1,005	—	1,435	—
Non-recurring gain	—	—	—	—	1
Total non-interest income	12,114	15,606	14,798	17,653	14,313
Total net revenue	57,983	56,710	56,735	59,618	49,538
Provision for loan losses	3,178	2,700	2,400	2,840	2,500
Non-interest expense
Compensation and benefits	18,506	18,151	17,741	18,862	15,992
Occupancy and equipment	5,614	5,737	5,768	5,985	4,599
Technology and communications	3,304	3,480	2,991	2,949	2,302
Marketing and promotion	590	603	638	483	419
Professional services	1,757	1,764	1,490	1,600	1,327
FDIC premiums and assessments	856	890	828	919	907
Other real estate owned and foreclosures	138	284	23	66	42
Amortization of intangible assets	1,307	1,345	1,377	1,357	1,314
Non-recurring and merger related expenses	6,516	775	5,064	7,497	2,214
Other	4,196	4,906	3,563	4,548	3,046
Total non-interest expense	42,784	37,935	39,483	44,266	32,162

Income from continuing operations before income taxes	12,021	16,075	14,852	12,512	14,876
Income tax expense	3,917	4,038	4,387	3,183	4,847
Net income	$8,104	$12,037	$10,465	$9,329	$10,029

Basic earnings per share:
Continuing operations	$0.33	$0.49	$0.42	$0.39	$0.46
Discontinued operations	—	—	—	—	—
Total basic earnings per share	$0.33	$0.49	$0.42	$0.39	$0.46

Diluted earnings per share:
Continuing operations	$0.33	$0.48	$0.42	$0.38	$0.46
Discontinued operations	—	—	—	—	—
Total diluted earnings per share	$0.33	$0.48	$0.42	$0.38	$0.46

Weighted average shares outstanding:
Basic	24,748	24,779	24,927	24,165	21,921
Diluted	24,873	24,956	25,136	24,396	22,031

(1)	The Company acquired Beacon Federal Bancorp on October 19, 2012. The income statements include operations of the acquired institution as of that date.

BERKSHIRE HILLS BANCORP, INC.

ASSET QUALITY ANALYSIS - (F-5)

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2013	2013	2013	2012	2012
NON-PERFORMING ASSETS
Non-accruing loans:
Residential mortgages	$8,487	$5,945	$8,818	$7,466	$8,440
Commercial mortgages	13,800	14,948	12,396	12,617	13,552
Commercial business loans	2,753	3,481	3,519	3,681	2,024
Consumer loans	3,227	2,405	2,325	1,748	1,823
Total non-accruing loans	28,267	26,779	27,058	25,512	25,839
Other real estate owned	3,561	2,713	2,513	1,929	1,399
Total non-performing assets	$31,828	$29,492	$29,571	$27,441	$27,238

Total non-accruing loans/total loans	0.70%	0.69%	0.70%	0.64%	0.76%
Total non-performing assets/total assets	0.58%	0.56%	0.56%	0.52%	0.59%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$33,248	$33,263	$33,208	$33,090	$32,868
Charged-off loans	(3,417)	(3,457)	(2,501)	(3,073)	(2,353)
Recoveries on charged-off loans	239	742	156	351	75
Net loans charged-off	(3,178)	(2,715)	(2,345)	(2,722)	(2,278)
Provision for loan losses	3,178	2,700	2,400	2,840	2,500
Balance at end of period	$33,248	$33,248	$33,263	$33,208	$33,090

Allowance for loan losses/total loans	0.83%	0.86%	0.86%	0.83%	0.97%
Allowance for loan losses/non-accruing loans	118%	124%	123%	130%	128%

NET LOAN CHARGE-OFFS
Residential mortgages	$(351)	$(852)	$(260)	$(1,034)	$(243)
Commercial mortgages	(1,480)	(1,283)	(952)	(893)	(1,790)
Commercial business loans	(940)	(93)	(631)	(496)	(99)
Home equity	(174)	(121)	(199)	(22)	(90)
Other consumer	(233)	(366)	(303)	(277)	(56)
Total, net	$(3,178)	$(2,715)	$(2,345)	$(2,722)	$(2,278)

Net charge-offs (QTD annualized)/average loans	0.32%	0.27%	0.23%	0.28%	0.27%
Net charge-offs (YTD annualized)/average loans	0.28%	0.26%	0.23%	0.26%	0.25%

DELINQUENT AND NON-ACCRUING LOANS/TOTAL LOANS
30-89 Days delinquent	0.42%	0.70%	0.61%	0.63%	0.62%
90+ Days delinquent and still accruing	0.29%	0.40%	0.47%	0.48%	0.38%
Total accruing delinquent loans	0.71%	1.10%	1.08%	1.11%	1.00%
Non-accruing loans	0.70%	0.69%	0.70%	0.64%	0.76%
Total delinquent and non-accruing loans	1.41%	1.79%	1.78%	1.75%	1.76%

BERKSHIRE HILLS BANCORP, INC.

SELECTED FINANCIAL HIGHLIGHTS - (F-6)

	At or for the Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2013	2013	2013	2012	2012

PER SHARE DATA
Core earnings, diluted	$0.43	$0.48	$0.54	$0.54	$0.52
Net earnings, diluted	0.33	0.48	0.42	0.38	0.46
Tangible book value	16.08	15.96	15.87	15.63	15.86
Total book value	26.98	26.82	26.68	26.53	26.60
Market price at period end	25.11	27.76	25.54	23.86	22.88
Dividends	0.18	0.18	0.18	0.18	0.17

PERFORMANCE RATIOS
Core return on assets	0.81%	0.92%	1.03%	1.02%	1.00%
Return on assets	0.61	0.93	0.80	0.72	0.88
Core return on equity	6.29	7.13	8.10	8.32	7.81
Core return on tangible equity	11.18	12.84	14.57	15.24	14.17
Return on equity	4.74	7.21	6.28	5.86	6.89
Net interest margin, fully taxable equivalent	3.93	3.63	3.73	3.67	3.50
Fee income/Net interest and fee income	19.23	25.48	25.63	27.35	28.35
Efficiency ratio	60.98	63.05	57.14	59.68	56.54

GROWTH
Total commercial loans, year-to-date (annualized)	1%	(2)%	0%	29%	22%
Total loans, year-to-date (annualized)	1	(6)	(10)	35	21
Total deposits, year-to-date (annualized)	(7)	(14)	0	30	12
Total net revenues, year-to-date, compared to prior year	24	28	39	39	34
Earnings per share, year-to-date, compared to prior year	11	40	50	62	106
Core earnings per share, year-to-date, compared to prior year	3	11	20	29	30

FINANCIAL DATA (In millions)
Total assets	$5,450	$5,224	$5,245	$5,297	$4,634
Total earning assets	4,856	4,629	4,646	4,683	4,140
Total loans	4,024	3,871	3,889	3,989	3,418
Allowance for loan losses	33	33	33	33	33
Total intangible assets	272	272	273	274	239
Total deposits	3,882	3,815	4,101	4,100	3,450
Total stockholders’ equity	673	673	674	667	591
Total core income	10.7	11.9	13.5	13.2	11.4
Total net income	8.1	12.0	10.5	9.3	10.0

ASSET QUALITY RATIOS
Net charge-offs (current quarter annualized)/average loans	0.32%	0.27%	0.23%	0.28%	0.27%
Allowance for loan losses/total loans	0.83	0.86	0.86	0.83	0.97

CAPITAL RATIOS
Stockholders’ equity to total assets	12.35%	12.88%	12.85%	12.60%	12.75%
Tangible stockholders’ equity to tangible assets	7.74	8.10	8.06	7.82	8.01

(1)         Reconciliation of Non-GAAP financial measures, including all references to core and tangible amounts, appear on pages F-9 and F-10. Tangible assets are total assets less total intangible assets.

(2)         All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE BALANCES - (F-7)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(In thousands)	2013	2013	2013	2012	2012
Assets
Loans:
Residential mortgages	$1,247,661	$1,218,192	$1,290,989	$1,340,375	$1,207,635
Commercial mortgages	1,353,923	1,381,755	1,406,628	1,404,515	1,276,909
Commercial business loans	647,939	627,591	601,695	580,436	545,988
Consumer loans	651,565	634,715	644,674	598,802	368,795
Total loans	3,901,088	3,862,253	3,943,986	3,924,128	3,399,327
Securities	735,307	655,396	591,304	572,268	559,116
Short-term investments and loans held for sale	60,820	90,680	98,160	126,378	115,835
Total earning assets	4,697,215	4,608,329	4,633,450	4,622,774	4,074,278
Goodwill and other intangible assets	271,670	272,421	273,428	267,588	239,186
Other assets	317,722	317,856	333,485	312,665	258,246
Total assets	$5,286,607	$5,198,606	$5,240,363	$5,203,027	$4,571,710

Liabilities and stockholders’ equity
Deposits:
NOW	$345,682	$358,255	$368,392	$355,366	$291,158
Money market	1,329,591	1,358,590	1,477,497	1,404,113	1,170,840
Savings	442,408	449,296	441,547	422,447	376,064
Time	1,064,199	1,087,357	1,148,345	1,161,175	1,039,301
Total interest-bearing deposits	3,181,880	3,253,498	3,435,781	3,343,101	2,877,363
Borrowings and notes	708,798	574,822	423,739	519,831	531,076
Total interest-bearing liabilities	3,890,678	3,828,320	3,859,520	3,862,932	3,408,439
Non-interest-bearing demand deposits	658,568	636,469	645,923	635,044	537,466
Other liabilities	52,874	65,568	68,509	68,475	43,047
Total liabilities	4,602,120	4,530,357	4,573,952	4,566,451	3,988,952

Total stockholders’ equity	684,487	668,249	666,411	636,576	582,758

Total liabilities and stockholders’ equity	$5,286,607	$5,198,606	$5,240,363	$5,203,027	$4,571,710

Supplementary data
Total non-maturity deposits	$2,776,249	$2,802,610	$2,933,359	$2,816,970	$2,375,528
Total deposits	3,840,448	3,889,967	4,081,704	3,978,145	3,414,829
Fully taxable equivalent income adjustment	652	644	629	667	623
Total average tangible equity	412,817	395,828	392,983	368,988	343,572

(1)    Average balances for securities available-for-sale are based on amortized cost.  Total loans include non-accruing loans.

(2)    Total average tangible equity results from the subtraction of average goodwill and other intangible assets from total average stockholders’ equity.

BERKSHIRE HILLS BANCORP, INC.

AVERAGE YIELDS  (Fully Taxable Equivalent - Annualized) - (F-8)

	Quarters Ended
	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2013	2013	2013	2012	2012

Earning assets
Loans:
Residential mortgages	3.99%	4.19%	4.04%	4.00%	4.28%
Commercial loans	5.86	4.93	5.24	5.29	4.85
Consumer loans	4.39	4.78	4.94	4.56	3.97
Total loans	5.02	4.67	4.75	4.73	4.62
Securities	2.77	3.00	3.04	3.17	3.02
Short-term investments and loans held for sale	4.05	2.02	1.83	2.86	2.15
Total earning assets	4.66	4.38	4.51	4.49	4.27

Funding liabilities
Deposits:
NOW	0.18	0.26	0.29	0.35	0.28
Money market	0.44	0.39	0.39	0.43	0.47
Savings	0.16	0.17	0.18	0.20	0.18
Time	1.29	1.23	1.23	1.31	1.48
Total interest-bearing deposits	0.66	0.62	0.63	0.70	0.78
Borrowings and notes	1.88	2.47	3.43	2.80	1.70
Total interest-bearing liabilities	0.88	0.90	0.94	0.98	0.92

Net interest spread	3.78	3.48	3.57	3.51	3.35
Net interest margin	3.93	3.63	3.73	3.67	3.50

Cost of funds	0.75	0.77	0.81	0.84	0.80
Cost of deposits	0.55	0.52	0.53	0.59	0.66

(1) Cost of funds includes all deposits and borrowings.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - (F-9)

		At or for the Quarters Ended
		Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
(Dollars in thousands)		2013	2013	2013	2012	2012
Net income		$8,104	$12,037	$10,465	$9,329	$10,029
Adj: Gain on sale of securities, net		(361)	(1,005)	—	(1,435)	—
Adj: Other non-recurring gain		—	—	—	—	(1)
Plus: Non-recurring and merger related expense		6,516	775	5,064	7,497	2,214
Adj: Out of period interest revenue adjustment		(2,222)	—	—	—	—
Adj: Variable compensation adjustment (5)		500	—	—	—	—
Adj: Income taxes		(1,788)	93	(2,042)	(2,147)	(859)
Total core income	(A)	$10,749	$11,900	$13,487	$13,244	$11,383

Total non-interest income		$12,114	$15,606	$14,798	$17,653	$14,313
Adj: Gain on sale of securities, net		(361)	(1,005)	—	(1,435)	—
Adj: Other non-recurring gain		—	—	—	—	(1)
Total core non-interest income		11,753	14,601	14,798	16,218	14,312
Net interest income		45,869	41,104	41,937	41,965	35,225
Adj: Out of period interest revenue adjustment		(2,222)	—	—	—	—
Total core revenue		$55,400	$55,705	$56,735	$58,183	$49,537

Total non-interest expense		$42,784	$37,935	$39,483	$44,266	$32,162
Less: Non-recurring and merger related expense		(6,516)	(775)	(5,064)	(7,497)	(2,214)
Adj: Variable compensation adjustment (5)		(500)	—	—	—	—
Core non-interest expense		35,768	37,160	34,419	36,769	29,948
Less: Amortization of intangible assets		(1,307)	(1,345)	(1,377)	(1,357)	(1,314)
Total core tangible non-interest expense		$34,461	$35,815	$33,042	$35,412	$28,634

(Dollars in millions, except per share data)
Total average assets	(B)	$5,287	$5,199	$5,240	$5,203	$4,572
Total average stockholders’ equity	(C)	684	668	666	637	583
Total average tangible stockholders’ equity	(D)	413	396	393	369	344

Total stockholders’ equity, period-end		673	673	674	667	591
Less: Intangible assets, period-end		(272)	(272)	(273)	(274)	(239)
Total tangible stockholders’ equity, period-end	(E)	$401	$401	$401	$393	$352

Total shares outstanding, period-end (thousands)	(F)	24,952	25,096	25,254	25,148	22,213
Average diluted shares outstanding (thousands)	(G)	24,873	24,956	25,136	24,396	22,031

Core earnings per share, diluted	(A/G)	$0.43	$0.48	$0.54	$0.54	$0.52
Tangible book value per share, period-end	(E/F)	$16.08	$15.96	$15.87	$15.63	$15.86

Core return (annualized) on assets	(A/B)	0.81%	0.92%	1.03%	1.02%	1.00%
Core return (annualized) on equity	(A/C)	6.29	7.13	8.10	8.32	7.81
Core return (annualized) on tangible equity (4)	(A/D)	11.18	12.84	14.57	15.24	14.17
Efficiency ratio (1)		60.98	63.05	57.14	59.68	56.54

Supplementary data
Tax credit benefit of tax shelter investments		$458	$458	$458	$483	$483

(1)    Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2)    Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)    Quarterly data may not sum to year-to-date data due to the out-of-period adjustment recorded in the third quarter of 2013 and rounding.

(4)    Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)    Variable compensation adjustment based on additional revenue following the out-of-period adjustment recorded in the third quarter of 2013.

BERKSHIRE HILLS BANCORP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES - (F-10)

		At or for the Nine Months Ended
		September 30,	September 30,
(Dollars in thousands)		2013	2012
Net income		$30,606	$23,859
Adj: Gain on sale of securities, net		(1,366)	(7)
Adj: Other non-recurring gain		—	(43)
Plus: Non-recurring and merger related expense		12,355	10,522
Adj: Out of period interest revenue adjustment		(1,287)	—
Adj: Variable compensation adjustment (5)		500	—
Adj: Income taxes		(4,116)	(3,967)
Adj: Net loss from discontinued operations		—	637
Total core income	(A)	$36,692	$31,001

Total non-interest income		$42,518	$36,479
Adj: Gain on sale of securities, net		(1,366)	(7)
Adj: Other non-recurring gain		—	(43)
Total core non-interest income		41,152	36,429
Net interest income		128,910	101,416
Adj: Out of period interest revenue adjustment		(1,287)	—
Total core revenue		$168,775	$137,845

Total non-interest expense		$120,202	$96,870
Less: Non-recurring and merger related expense		(12,355)	(10,522)
Adj: Variable compensation adjustment (5)		(500)	—
Core non-interest expense		107,347	86,348
Less: Amortization of intangible assets		(4,029)	(3,989)
Total core tangible non-interest expense		$103,318	$82,359

(Dollars in millions, except per share data)
Total average assets	(B)	$5,242	$4,572
Total average stockholders’ equity	(C)	$673	$583
Total average tangible stockholders’ equity	(D)	$401	$336

Total stockholders’ equity, period-end		$673	$591
Less: Intangible assets, period-end		(272)	(239)
Total tangible stockholders’ equity, period-end	(E)	$401	$352

Total common shares outstanding, period-end (thousands)	(F)	24,952	22,213
Average diluted common shares outstanding (thousands)	(G)	25,001	21,635

Core earnings per common share, diluted	(A/G)	$1.47	$1.43
Tangible book value per common share, period-end	(E/F)	$16.08	$15.86

Core return (annualized) on assets	(A/B)	0.93%	1.02%
Core return (annualized) on equity	(A/C)	7.27	8.00
Core return (annualized) on tangible equity (4)	(A/D)	13.02	13.24
Efficiency ratio (1)		60.04	58.30

Supplementary data
Tax credit benefit of tax shelter investments		$1,374	$1,493

(1)    Efficiency ratio is computed by dividing total core tangible non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income adjusted to include tax credit benefit of tax shelter investments.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2)    Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)    Quarterly data may not sum to year-to-date data due to the out-of-period adjustment recorded in the third quarter of 2013 and rounding.

(4)    Core return on tangible equity is computed by dividing the total core income adjusted for the tax-affected amortization of intangible assets, assuming a 40% marginal rate, by tangible equity.

(5)    Variable compensation adjustment based on additional revenue following the out-of-period adjustment recorded in the third quarter of 2013.